Exhibit 99.1

WABCO Reports Q3 2011 Results; Posts 20% Organic Sales Growth; Delivers Another Quarter of Strong Profitability; Maintains Guidance for 2011

•	Q3 2011 sales of $706 million, up 20 percent in local currencies and up 30 percent on a U.S. GAAP basis from a year ago

•	Q3 2011 operating margin of 13.4 percent on a performance basis, up from 10.3 percent a year ago; operating margin of 13.1 percent on a U.S. GAAP basis, up from 10.1 percent a year ago

•	Q3 2011 diluted EPS of $1.19 on a performance basis, up from $0.71 a year ago; diluted EPS of $1.22 on a U.S. GAAP basis, up from $0.66 a year ago

•

In Q3 2011, WABCO generated $103.7 million in net cash from operating activities and $83.1 million of free cash flow, excluding payments for streamlining and separation activities, resulting in a conversion rate of 101 percent of performance net income

•	Maintains full year 2011 guidance

BRUSSELS, Belgium, October 27, 2011 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q3 2011 sales of $706 million, up 20 percent in local currencies from a year ago and up 30 percent on a U.S. GAAP basis, reflecting the industry’s strong global growth.

“Q3 2011 marked yet another period of consistently robust results as we generated significant sales growth of 20 percent in local currencies while continuing to deliver a superior level of incremental operating profit margin at 29 percent, thus continuing at near-record levels in profitability,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “Propelled by the global growth in our industry, our third quarter results mark how WABCO continues to demonstrate its ability to outperform the overall market, improve productivity and deliver high incremental profitability.”

“During Q3 2011, the commercial vehicle industry continued to develop strongly as Europe, North America and South America generated double-digit growth in production of trucks and buses. WABCO continued to outperform the overall market globally,” said Esculier. “In Q3 2011, China, India and Brazil still produced 58 percent of the world’s trucks and buses. WABCO further benefited from our well anchored position in these emerging markets where we successfully maintain an increasing level of adoption of WABCO technologies and systems, resulting in a higher value of WABCO content per vehicle.”

WABCO reported Q3 2011 performance operating income of $94.5 million, two thirds higher than $56.4 million a year ago, while operating income was $92.4 million on a U.S. GAAP basis, up from $54.8 million a year ago. The ratio of the increase in performance operating income in Q3 2011 and the 20 percent increase in sales represents an incremental operating margin of 29 percent, excluding the impact from foreign exchange translation.

WABCO reported Q3 2011 performance operating margin of 13.4 percent, up from 10.3 percent a year ago, while operating margin was 13.1 percent on a U.S. GAAP basis, up from 10.1 percent a year ago.

WABCO reported Q3 2011 performance net income of $81.9 million or $1.19 per diluted share, up from $47.1 million or $0.71 per diluted share a year ago, and Q3 2011 U.S. GAAP net income of $83.8 million or $1.22 per diluted share, up from $44.0 million or $0.66 per diluted share a year ago.

WABCO generated $103.7 million in net cash from operating activities in Q3 2011, resulting in free cash flow of $83.1 million, excluding payments of $8.5 million for streamlining and separation activities, which is a conversion rate of 101 percent of performance net income.

“Q3 2011 marks another quarter of superior results, showing how WABCO consistently and efficiently transforms strong global sales growth into robust profitability,” said Esculier. “WABCO delivered an operating margin of 13.4 percent on a performance basis, which ranks near our all-time record of 13.6 percent for performance operating margin that we achieved in the previous quarter. We also delivered Q3 2011 performance net income of $81.9 million, very close to WABCO’s record that we set last quarter.”

“WABCO’s Operating System, one of our industry’s most advanced management environments, continues to yield a high level of productivity. It generated $17.3 million of materials and conversion productivity in Q3 2011. Gross materials productivity represented 4.9 percent of total materials cost but, as expected, the impact of commodity inflation reduced net materials productivity to 3.1 percent,” said Esculier. “Q3 2011 was also another powerful quarter throughout our organization for conversion productivity, which surged to a record level of 6.3 percent, marking a commanding achievement, particularly in a long series of consecutive quarters of high growth.”

Since the inception of WABCO’s share buyback program announced on May 27, 2011, the company has repurchased 2.4 million shares for $131 million in open market transactions while maintaining a strong balance sheet with a positive net cash position of $36.0 million as of September 30, 2011.

Recent Highlights

On October 6, WABCO announced that it has entered into a long term agreement with IVECO to supply innovative anti-lock braking systems (ABS) with WABCO’s breakthrough ESCsmart™ technology that certifies electronic stability control (ESC) for commercial vehicles. IVECO is a global manufacturer of commercial vehicles headquartered in Italy. WABCO’s ABS and ESCsmart technologies will equip Eurocargo Euro 6 medium duty on-road trucks starting in 2013 for series production in Europe. WABCO’s ESCsmart is the commercial vehicle industry’s first and most efficient technology of its kind to homologate ESC, saving significant time and labor for truck and bus manufacturers.

In Q3 2011, WABCO reported that it will supply its breakthrough c-comp™ clutchable air compressor technology to a global customer headquartered in Europe, one of the world’s largest manufacturers of heavy duty trucks, as part of the multi-year extension of a major long-term agreement to supply advanced air compression technology. WABCO c-comp air compressors allow fuel savings up to 264 gallons (1,000 liters) on long haul applications annually while reducing the vehicle’s carbon dioxide emissions by as much as 5,700 pounds (2,600 kilograms). Deliveries worldwide will start in 2013 in support of the customer’s truck engines that will meet upcoming EURO VI emission standards.

During Q3 2011, WABCO entered into new agreements with several major customers to supply advanced safety technologies and systems for series production. For example, WABCO will supply KAMAZ with anti-lock braking systems (ABS) that are integrated with anti-slip controls (ASR) to improve braking and driving performance. KAMAZ is the largest manufacturer of commercial vehicles in the Russian Federation. WABCO will supply Van Hool with Adaptive Cruise Control (ACC) for buses. Van Hool, based in Belgium, is one of the industry’s largest independent manufacturers of buses.

WABCO disclosed in Q3 2011 that it has entered into a multi-year agreement with leading global automaker General Motors to supply innovative mechanical vacuum pump technology for gasoline direct-injection (GDI) engines in passenger cars to be produced in North America, Europe and Asia. Series production is expected to begin in 2012. WABCO’s industry-leading vacuum pump technology offers a compact, light-weight design with ultra-low power consumption attributes.

WABCO announced in Q3 2011 that its subsidiary WABCO India has been honored with two excellence awards from TATA Motors, India’s largest manufacturer of commercial vehicles. TATA Motors has recognized WABCO for “Excellence in Technology and Innovation” and “Excellence in Quality.” WABCO currently supplies TATA Motors with an extensive range of products and systems related to braking as well as air generation and management for trucks and buses. TATA Motors is the world’s fourth largest truck manufacturer and the world’s second largest bus manufacturer.

WABCO also reported in Q3 2011 that it has been honored in Brazil with ZF South America’s first Sustainability Award for best performance in sustainable practices. ZF is a leading worldwide automotive supplier for driveline and chassis technology headquartered in Germany. For this award, ZF’s supplier must have environmental management systems certified as ISO 14001 compliant as well as Occupational Health and Safety Assessment Series (OHSAS) 18001 certification. The supplier must also demonstrate strong results on four out of five sustainability pillars: environment, society, education, culture and sports. WABCO supplies ZF with conventional and advanced technologies and components for transmission automation and driveline controls.

Also in Q3 2011, WABCO presented its new IVTM™ system, which is the company’s latest breakthrough technology for integrated monitoring of tire pressure on trucks, trailers and buses. Together with TrailerGUARD™ telematics, IVTM provides drivers and fleet operators with real-time tire pressure information. It helps maintain tire inflation at optimum level and, as a result, reduces fuel consumption by up to 2 percent while increasing the lifetime of tires by up to 20 percent. It also improves vehicle safety as correct tire inflation enables better road handling and shorter braking distance.

Recently, the Meritor WABCO joint venture in North America announced that it intends to form a strategic alliance with Takata, a global leader in safety systems, to develop new active safety system products for commercial vehicles in North America. Starting now, Meritor WABCO markets and distributes Takata’s SafeTraK® lane departure warning systems for trucks and trailers. The proposed alliance complements and enhances Meritor WABCO’s portfolio of industry-leading active safety technology such as OnGuard™ collision safety systems and SmartTrac™ stability control systems.

WABCO Maintains Full Year 2011 Guidance

WABCO maintains its previously disclosed full year 2011 guidance: sales growth to range from 22 to 25 percent in local currencies; full year performance operating margin to range from 13.2 to 13.8 percent and operating margin on a U.S. GAAP basis to range from 12.8 to 13.4 percent; and diluted earnings per share on a performance basis to range from $4.55 to $4.80 and on a U.S. GAAP basis to range from $5.01 to $5.26.

WABCO maintains that it expects to convert between 80 and 90 percent of its full year 2011 performance net income into free cash flow, excluding payments associated with streamlining and separation activities.

“We continue to leverage WABCO’s three-pillar strategy of technology leadership, globalization and excellence in execution, enabling our global organization to take fast, flexible and full advantage of changing market conditions,” said Esculier. “Looking ahead, we expect to continue to outperform the global market while driving productivity gains and continuing to deliver outstanding profitability.”

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q3 2011 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on October 27 until midnight November 27, 2011. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Pass code is 10535542.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. For over 140 years, WABCO has pioneered breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, trailer and bus manufacturers. With sales of $2.2 billion in 2010, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results

of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q3 2011 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income and net income per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the EC fine indemnification, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Consolidated Statement of Cash Flows

•	Q3 2011 Data Supplement Sheet

•	Nine Months Ended September 30, 2011 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2011 Guidance

Media, investors and analysts contact

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
(Amounts in millions, except share data)	(Unaudited)	(Audited)	(Unaudited)	(Audited)
Sales	$706.3	$545.2	$2,122.2	$1,548.5
Cost of sales	501.9	397.0	1,503.7	1,110.9

Gross profit	204.4	148.2	618.5	437.6
Costs and expenses:
Selling and administrative expenses	82.3	72.3	253.2	224.1
Product engineering expenses	28.4	19.8	80.6	60.5
Other operating expense, net	1.3	1.3	5.2	4.9

Operating income	92.4	54.8	279.5	148.1

European Commission fine indemnification	—	—	—	(400.4)
Equity income of unconsolidated joint ventures, net	3.9	3.2	12.4	6.9
Other non-operating income/(expense), net	0.1	0.1	(1.7)	(4.8)
Indemnification and other settlements	—	—	23.1	—
Interest expense, net	(0.4)	(0.5)	(1.6)	(1.2)

Income/(loss) before income taxes	96.0	57.6	311.7	(251.4)

Income tax expense	9.1	10.4	16.6	30.2

Net income/(loss) including noncontrolling interest	86.9	47.2	295.1	(281.6)

Less: Net income attributable to noncontrolling interest	3.1	3.2	8.0	9.1

Net income/(loss)	$83.8	$44.0	$287.1	$(290.7)

Net income/(loss) per common share
Basic	$1.25	$0.68	$4.28	$(4.52)
Diluted	$1.22	$0.66	$4.13	$(4.52)

Weighted average common shares outstanding
Basic	66,811,299	64,478,630	67,154,389	64,350,287
Diluted	68,656,306	66,540,027	69,483,447	64,350,287

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

	September 30, 2011	December 31, 2010
(Amounts in millions)	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$144.7	$67.1
Accounts receivable, less allowance for doubtful accounts: $6.1 in 2011; $7.7 in 2010	333.7	265.9
Inventories	243.5	192.6
Taxes receivable on income	—	7.6
Future income tax benefits	20.1	7.3
Restricted cash	35.8	51.8
Other current assets	65.7	65.4

Total current assets	843.5	657.7

Facilities, less accumulated depreciation	349.4	350.3
Goodwill	384.1	378.4
Long-term future income tax benefits	67.0	57.9
Investments in unconsolidated joint ventures	17.2	13.3
Intangible assets, net	38.0	40.1
Other assets	25.9	27.2

Total Assets	$1,725.1	$1,524.9

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$21.7	$16.7
Accounts payable	164.1	158.4
Accrued payroll	121.7	103.0
Current portion of warranties	52.0	41.7
Taxes payable	6.2	—
Indemnification liabilities	12.0	33.1
Streamlining liabilities	11.2	11.7
Income tax liabilities	8.6	29.0
Other accrued liabilities	131.4	106.9

Total current liabilities	528.9	500.5

Long-term debt	87.0	96.8
Post-retirement benefits	347.9	344.1
Deferred tax liabilities	35.9	26.7
Long-term income tax liabilities	46.6	53.0
Other liabilities	36.1	43.8

Total Liabilities	1,082.4	1,064.9

Total Equity	642.7	460.0

Total Liabilities & Equity	$1,725.1	$1,524.9

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended September 30,
(Amounts in millions)	2011	2010

Operating activities:
Net income including noncontrolling interest	$86.9	$47.2

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	16.6	17.9
Amortization of intangibles	2.9	4.1
Equity in earnings of unconsolidated joint ventures, net of dividends received	(1.2)	(1.8)
Non-cash stock compensation	3.6	3.1
Deferred income tax benefit	0.2	(0.8)
Loss on sale or disposal of property, plant & equipment	0.3	0.8
Changes in assets and liabilities:
Accounts receivable, net	3.5	(8.5)
Inventories	(8.7)	(23.8)
Accounts payable	(4.1)	18.0
Other accrued liabilities and taxes	1.8	(421.8)
Post-retirement benefits	(0.4)	—
Other current and long-term assets	2.9	(16.5)
Other long-term liabilities	(0.6)	0.4

Net cash provided by/(used in) operating activities	103.7	(381.7)

Investing activities:
Purchases of property, plant and equipment	(27.3)	(13.3)
Investments in capitalized software	(1.8)	(1.8)
Proceeds from disposal of property, plant and equipment	—	3.0

Net cash used in investing activities	(29.1)	(12.1)

Financing activities:
Net repayments of revolving credit facilities	52.0	62.2
Borrowings of long-term debt	(0.1)	(0.1)
Net (repayments)/borrowings of short-term debt	(6.4)	18.7
Dividends to noncontrolling interest holders	(0.9)	(0.3)
Proceeds from exercise of stock options	—	2.0
Purchases of treasury stock	(77.2)	—

Net cash (used in)/provided by financing activities:	(32.6)	82.5

Effect of exchange rate changes on cash and cash equivalents	(5.6)	43.2

Net increase/(decrease) in cash and cash equivalents	36.4	(268.1)
Cash and cash equivalents at beginning of period	108.3	379.5

Cash and cash equivalents at end of period	$144.7	$111.4

WABCO HOLDINGS INC.

Q3 2011 Data Supplement Sheet (Unaudited)

	Quarter Ended September 30,
(Amounts in millions, except per share data)	2011	% of Sales/ Adj Sales	2010	% of Sales/ Adj Sales	Chg vs. 2010	% Chg vs. 2010

Sales
Reported	$706.3		$545.2		$161.1	29.5%
Foreign exchange translational effects	(53.1)		—		(53.1)

Adjusted Sales	$653.2		$545.2		$108.0	19.8%

Gross Profit
Reported	$204.4	28.9%	$148.2	27.2%	$56.2	37.9%
Streamlining costs	0.5		2.3		(1.8)
Separation costs	0.3		0.3		(0.0)

Performance Gross Profit	$205.2	29.1%	$150.8	27.7%	$54.4	36.0%

Foreign exchange translational effects	(15.0)		—		(15.0)

Adjusted Gross Profit	$190.2	29.1%	$150.8	27.7%	$39.4	26.1%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$112.0	15.9%	$93.4	17.1%	$18.6	19.9%
Streamlining costs	(0.5)		1.6		(2.1)
Separation costs	(0.8)		(0.6)		(0.2)

Performance Selling, Administrative, Product Engineering Expenses and Other	$110.7	15.7%	$94.4	17.3%	$16.3	17.3%

Foreign exchange translational effects	(8.1)		—		(8.1)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$102.6	15.7%	$94.4	17.3%	$8.2	8.7%

Operating Income
Reported	$92.4	13.1%	$54.8	10.1%	$37.6	68.6%
Streamlining costs	1.0		0.7		0.3
Separation costs	1.1		0.9		0.2

Performance Operating Income	$94.5	13.4%	56.4	10.3%	38.1	67.5%

Foreign exchange translational effects	(6.9)		—		(6.9)

Adjusted Operating Income	$87.6	13.4%	$56.4	10.3%	$31.2	55.3%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$92.4		$54.8		$37.6
Equity in Income of Unconsolidated Joint Venture	3.9		3.2		0.7
Other non-operating expenses, net	0.1		0.1		—
EC fine	—		—		—
Indemnification and Other settlements	—		—		—
Net income attributable to noncontrolling interest	(3.1)		(3.2)		0.1

EBIT	$93.3	13.2%	$54.9	10.1%	$38.4	69.9%
Streamlining costs	1.0		0.7		0.3
Separation costs	0.8		1.7		(1.0)
EC fine	—		—		—

Performance EBIT (Earnings Before Interest and Taxes)	$95.1	13.5%	$57.3	10.5%	$37.7	65.8%

Foreign exchange translational effects	(6.9)		—		(6.9)

Adjusted EBIT (Earnings Before Interest and Taxes)	$88.2	13.5%	$57.3	10.5%	$30.8	53.7%

Pre-Tax Income
EBIT	$93.3		$54.9		$38.4
Interest (expense)/income, net	(0.4)		(0.5)		0.1

Pre-Tax Income	$92.9		$54.4		$38.5

Streamlining costs	1.0		0.7		0.3
Separation costs	0.8		1.7		(1.0)
EC fine	—		—		—

Performance Pre-Tax Income	$94.7		$56.8		$37.8

Tax rate on a performance basis	13.5%		17.1%

Net Income
Reported Net Income	$83.8		$44.0		$39.8
Streamlining cost, net of tax	0.8		0.5		0.3
Tax items	(3.1)		1.1		(4.2)
Separation costs, net of tax and separation related taxes	0.4		1.5		(1.1)
EC fine	—		—		—

Performance Net Income	$81.9		$47.1		$34.8

Performance Net Income per Diluted Common Share	$1.19		$0.71

Common Shares Outstanding - Diluted	68.7		66.5

	Gross Profit		Operating Income
Incremental Gross Profit and Operating Income Margin
Increase in adjusted sales from ‘10	108.0		108.0
Increase in adjusted income from ‘10	39.4		31.2

Incremental Income as a % of Sales	36%		29%

***	Percentage Not Meaningful

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Nine Months Ended September 30, 2011 Data Supplement Sheet

(Unaudited)

	Nine Months Ended September 30,
(Amounts in millions, except per share data)	2011	% of Sales/ Adj Sales	2010	% of Sales/ Adj Sales	Chg vs. 2010	% Chg vs. 2010

Sales
Reported	$2,122.2		$1,548.5		$573.7	37.0%
Foreign exchange translational effects	(141.4)		—		(141.4)

Adjusted Sales	$1,980.8		$1,548.5		$432.3	27.9%

Gross Profit
Reported	$618.5	29.1%	$437.6	28.3%	$180.9	41.3%
Streamlining costs	1.8		2.7		(0.9)
Separation costs	0.8		0.8		(0.0)

Performance Gross Profit	$621.1	29.3%	$441.1	28.5%	$180.0	40.8%

Foreign exchange translational effects	(38.4)		—		(38.4)

Adjusted Gross Profit	$582.7	29.4%	$441.1	28.5%	$141.6	32.1%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$339.0	16.0%	$289.5	18.7%	$49.5	17.1%
Streamlining costs	(0.5)		0.8		(1.3)
Separation costs	(2.2)		(2.8)		0.6

Performance Selling, Administrative, Product Engineering Expenses and Other	$336.3	15.8%	$287.5	18.6%	$48.8	17.0%
Foreign exchange translational effects	(20.3)		—		(20.3)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$316.0	16.0%	$287.5	18.6%	$28.5	9.9%

Operating Income
Reported	$279.5	13.2%	$148.1	9.6%	$131.4
Streamlining costs	2.3		1.9		0.4
Separation costs	3.0		3.6		(0.6)

Performance Operating Income	$284.8	13.4%	153.6	9.9%	131.2	85.4%

Foreign exchange translational effects	(18.1)		—		(18.1)

Adjusted Operating Income	$266.7	13.5%	$153.6	9.9%	$113.1	73.6%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$279.5		$148.1		$131.4
Equity in Income of Unconsolidated Joint Venture	12.4		6.9		5.5
Other non-operating expenses, net	(1.7)		(4.8)		3.1
EC fine	—		(400.4)		400.4
Indemnification and Other settlements	23.1		—		23.1
Net income attributable to noncontrolling interest	(8.0)		(9.1)		1.1

EBIT	$305.3	14.4%	$(259.3)	-16.7%	$564.6	+++

Streamlining costs	2.3		1.9		0.4
Separation costs	(19.5)		7.2		(26.7)
EC fine	—		400.4		(400.4)

Performance EBIT (Earnings Before Interest and Taxes)	$288.1	13.6%	$150.2	9.7%	$137.9	91.8%

Foreign exchange translational effects	0.8		—		0.8

Adjusted EBIT (Earnings Before Interest and Taxes)	$288.9	14.6%	$150.2	9.7%	$138.7	92.3%

Pre-Tax Income/(Loss)
EBIT	$305.3		$(259.3)		$564.6
Interest (expense)/income, net	(1.6)		(1.2)		(0.4)

Pre-Tax Income/(Loss)	$303.7		$(260.5)		$564.2
Streamlining costs	2.3		1.9		0.4
Separation costs	(19.5)		7.2		(26.7)
EC fine	—		400.4		(400.4)

Performance Pre-Tax Income	$286.5		$149.0		$137.5

Tax rate on a performance basis	14.5%		18.0%

Net Income/(Loss)
Reported Net Income/(Loss)	$287.1		$(290.7)		$577.8
Streamlining cost, net of tax	2.3		1.6		0.7
Tax items	(23.9)		4.9		(28.8)
Separation costs, net of tax and separation related taxes	(20.5)		6.0		(26.5)
EC fine	—		400.4		(400.4)

Performance Net Income	$245.0		$122.2		$122.8

Performance Net Income per Diluted Common Share	$3.53		$1.85

Common Shares Outstanding - Diluted	69.5		66.2

	Gross Profit		Operating Income
Incremental Gross Profit and Operating Income Margin
Increase in adjusted sales from ‘10	432.3		432.3
Increase in adjusted income from ‘10	141.6		113.1

Incremental Income as a % of Sales	33%		26%

***	Percentage Not Meaningful

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended September 30,
	2011	2010

Net Cash Provided by Operating Activities	$103.7	$(381.7)

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(29.1)	(12.1)

Free Cash Flow	$74.6	$(393.8)

Less: EC fine indemnification payment (A)	$—	$(437.2)
Less: accounts receivable sold into securitization program	$—	$(7.5)
Less: Streamlining & separation payments	$(8.5)	$(1.5)

Free Cash Flow excluding streamlining & separation payments	$83.1	$52.4

(A)	Represents 326 million Euro payment made in September 2010 translated at a Euro to USD rate of approx. 1.34 on the date of payment.

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2011 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2011 Guidance

Operating Income

Reported Operating Income Margin	12.8% - 13.4%
Streamlining cost, impact to margin	0.3%
Separation costs, impact to margin	0.1%

Performance Operating Income Margin	13.2% - 13.8%

Net Income

Reported Net Income	$349.4 - $366.9
Streamlining cost, net of tax	7.0
Tax items	(20.5)
Separation costs, net of tax and separation related taxes	(19.0)

Performance Net Income	$316.9 - $334.4

Reported Net Income per Diluted Common Share	$5.01 - $5.26

Performance Net Income per Diluted Common Share	$4.55 - $4.80

Diluted common shares outstanding	69.7

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.